                                                                     EXHIBIT 4.2

================================================================================

                        HAYES WHEELS INTERNATIONAL, INC.

                          THE GUARANTORS NAMED HEREIN,

                                      and

                        THE BANK OF NEW YORK, as Trustee

                              ____________________

                                   INDENTURE

                           Dated as of July 15, 1997

                              ____________________

                                  $150,000,000

                   9 1/8% Senior Subordinated Notes due 2007


================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                                      Indenture
Section                                                                  _Section_
-------                                                                  ---------
310(a)(1)................................................................  7.10
   (a)(2)................................................................  7.10
   (a)(3)................................................................  N.A.
   (a)(4)................................................................  N.A.
   (b)...................................................................  7.08; 7.10;
                                                                           12.02
   (b)(1)................................................................  7.10
   (b)(9)................................................................  7.10
   (c)...................................................................  N.A.
311(a)...................................................................  7.11
   (b)...................................................................  7.11
   (c)...................................................................  N.A.
312(a)...................................................................  2.05
   (b)...................................................................  12.03
   (c)...................................................................  12.03
313(a)...................................................................  7.06
   (b)(1)................................................................  7.06
   (b)(2)................................................................  7.06
   (c)...................................................................  12.02
   (d)...................................................................  7.06
314(a)...................................................................  4.02; 4.04
                                                                           12.02
   (b)...................................................................  N.A.
   (c)(1)................................................................  12.04; 12.05
   (c)(2)................................................................  12.04; 12.05
   (c)(3)................................................................  N.A.
   (d)...................................................................  N.A.
   (e)...................................................................  12.05
   (f)...................................................................  N.A.
315(a)...................................................................  7.01; 7.02
   (b)...................................................................  7.05; 12.02
   (c)...................................................................  7.01
   (d)...................................................................  6.05; 7.01;
                                                                           7.02
   (e)...................................................................  6.11
316(a) (last sentence)...................................................  12.06
   (a)(1)(A).............................................................  6.05
   (a)(1)(B).............................................................  6.04
   (a)(2)................................................................  8.02
   (b)...................................................................  6.07
   (c)...................................................................  8.04
317(a)(1)................................................................  6.08
   (a)(2)................................................................  6.09
   (b)...................................................................  7.12
318(a)...................................................................  12.01

--------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                   ARTICLE 1


                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions ...............................................    1
Section 1.02.  Other Definitions .........................................   25
Section 1.03.  Incorporation by Reference
                 of Trust Indenture Act  .................................   26
Section 1.04.  Rules of Construction .....................................   27

                                   ARTICLE 2


                                   THE NOTES

Section 2.01.  Amount of Notes and Form and Dating .......................   27
Section 2.02.  Execution and Authentication ..............................   28
Section 2.03.  Registrar and Paying Agent ................................   29
Section 2.04.  Paying Agent To Hold Assets in Trust ......................   30
Section 2.05.  Noteholder Lists ..........................................   30
Section 2.06.  Transfer and Exchange .....................................   30
Section 2.07.  Replacement Notes .........................................   32
Section 2.08.  Outstanding Notes .........................................   32
Section 2.09.  Temporary Notes ...........................................   32
Section 2.10.  Cancellation ..............................................   33
Section 2.11.  Defaulted Interest ........................................   33
Section 2.12.  Deposit of Moneys .........................................   33
Section 2.13.  CUSIP Number ..............................................   34
Section 2.14.  Book-Entry Provisions for Global Notes ....................   34
Section 2.15.  Special Transfer Provisions ...............................   37
Section 2.16.  Computation of Interest ...................................   39

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.  Notices to Trustee ........................................   39
Section 3.02.  Selection by Trustee of Notes To Be Redeemed .............    39
Section 3.03.  Notice of Redemption ......................................   40
Section 3.04.  Effect of Notice of Redemption ............................   41
Section 3.05.  Deposit of Redemption Price ...............................   41
Section 3.06.  Notes Redeemed in Part ....................................   42


                                   ARTICLE 4


                                   COVENANTS

                                                                            Page
                                                                            ----
Section 4.01.  Payment of Notes ..........................................   42
Section 4.02.  SEC Reports ...............................................   42
Section 4.03.  Waiver of Stay, Extension or Usury Laws ...................   43
Section 4.04.  Compliance Certificate ....................................   44
Section 4.05.  Payment of Taxes and Other Claims .........................   45
Section 4.06.  Maintenance of Properties and Insurance ...................   45
Section 4.07.  Compliance with Laws ......................................   46
Section 4.08.  Corporate Existence .......................................   46
Section 4.09.  Maintenance of Office or Agency ...........................   47
Section 4.10.  Limitation on Additional Indebtedness .....................   47
Section 4.11.  Limitation on Foreign Indebtedness ........................   49
Section 4.12.  Limitation on Common Stock of Subsidiaries ................   50
Section 4.13.  Limitation on Restricted Payments .........................   50
Section 4.14.  Limitation on Other Senior Subordinated Debt...............   52
Section 4.15.  Limitation on Certain Asset Sales .........................   52
Section 4.16.  Limitation on Transactions with Affiliates ................   55
Section 4.17.  Limitations on Liens ......................................   56
Section 4.18.  Limitation on Creation of Subsidiaries ....................   56
Section 4.19.  Payments for Consent ......................................   57
Section 4.20.  Change of Control .........................................   57

                                   ARTICLE 5


                             SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger
               and Sale of Assets .........................................  60
Section 5.02.  Successor Person Substituted ...............................  61

                                   ARTICLE 6


                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default ..........................................  61
Section 6.02.  Acceleration ...............................................  63
Section 6.03.  Other Remedies .............................................  64
Section 6.04.  Waiver of Past Defaults and Events of Default ..............  64
Section 6.05.  Control by Majority ........................................  65


                                                                            Page
                                                                            ----
Section 6.06.  Limitation on Suits .......................................   65
Section 6.07.  Rights of Holders To Receive Payment ......................   66
Section 6.08.  Collection Suit by Trustee ................................   66
Section 6.09.  Trustee May File Proofs of Claim ..........................   66
Section 6.10.  Priorities ................................................   67
Section 6.11.  Undertaking for Costs .....................................   67


                                   ARTICLE 7


                                    TRUSTEE

Section 7.01.  Duties of Trustee .........................................   68
Section 7.02.  Rights of Trustee .........................................   69
Section 7.03.  Individual Rights of Trustee ..............................   70
Section 7.04.  Trustee's Disclaimer ......................................   71
Section 7.05.  Notice of Default .........................................   71
Section 7.06.  Reports by Trustee to Holders .............................   71
Section 7.07.  Compensation and Indemnity ................................   71
Section 7.08.  Replacement of Trustee ....................................   72
Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion ..   74
Section 7.10.  Eligibility; Disqualification .............................   74
Section 7.11.  Preferential Collection of Claims .........................   74
                 Against Company
Section 7.12.  Paying Agents .............................................   74

                                   ARTICLE 8


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders ................................   75
Section 8.02.  With Consent of Holders ...................................   76
Section 8.03.  Compliance with Trust Indenture Act .......................   77
Section 8.04.  Revocation and Effect of Consents .........................   77
Section 8.05.  Notation on or Exchange of Notes ..........................   78
Section 8.06.  Trustee To Sign Amendments, etc. ..........................   78

                                   ARTICLE 9


                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture ....................................   79
Section 9.02.  Legal Defeasance ..........................................   79
Section 9.03.  Covenant Defeasance .......................................   80
Section 9.04.  Conditions to Defeasance or Covenant Defeasance ...........   80


                                                                            Page
                                                                            ----
Section 9.05.  Deposited Money and U.S. Government Obligations To Be
                 Held in Trust; Other Miscellaneous Provisions ............  82
Section 9.06.  Reinstatement ..............................................  83
Section 9.07.  Moneys Held by Paying Agent ................................  83
Section 9.08.  Moneys Held by Trustee .....................................  84

                                   ARTICLE 10


                               GUARANTEE OF NOTES

Section 10.01.  Guarantee ................................................   85
Section 10.02.  Execution and Delivery of Guarantees .....................   86
Section 10.03.  Limitation of Guarantee ..................................   86
Section 10.04.  Additional Guarantors ....................................   87
Section 10.05.  Release of Guarantor .....................................   87
Section 10.06.  Guarantee Obligations Subordinated to Guarantor
                  Senior Indebtedness ....................................   87
Section 10.07.  Payment Over of Proceeds upon Dissolution, etc., of a
                  Guarantor ..............................................   88
Section 10.08.  Suspension of Guarantee Obligations When Guarantor Senior
                  Indebtedness in Default ................................   90
Section 10.09.  Subrogation to Rights of Holders of Guarantor Senior
                  Indebtedness ...........................................   92
Section 10.10.  Guarantee Subordination Provisions Solely To Define
                  Relative Rights ........................................   93
Section 10.11.  Application of Certain Article 11 Provisions .............   94

                                   ARTICLE 11


                             SUBORDINATION OF NOTES

Section 11.01.  Notes Subordinate to Senior Indebtedness .................   94
Section 11.02.  Payment Over of Proceeds upon Dissolution, etc. ..........   94
Section 11.03.  Suspension of Payment When Senior Indebtedness
                  in Default .............................................   96
Section 11.04.  Trustee's Relation to Senior Indebtedness ................   98
Section 11.05.  Subrogation to Rights of Holders of Senior
                  Indebtedness ...........................................   99
Section 11.06.  Provisions Solely To Define Relative Rights ..............   99


                                                                            Page
                                                                            ----

Section 11.07.  Trustee To Effectuate Subordination .......................  100
Section 11.08.  No Waiver of Subordination Provisions .....................  100
Section 11.09.  Notice to Trustee .........................................  101
Section 11.10.  Reliance on Judicial Order or Certificate of
                  Liquidating Agent .......................................  102
Section 11.11.  Rights of Trustee as a Holder of Senior
                  Indebtedness; Preservation of Trustee's Rights ..........  103
Section 11.12.  Article Applicable to Paying Agents .......................  103
Section 11.13.  No Suspension of Remedies .................................  103

                                   ARTICLE 12


                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls ..............................  103
Section 12.02.  Notices ...................................................  103
Section 12.03.  Communications by Holders with Other Holders ..............  105
Section 12.04.  Certificate and Opinion as to Conditions Precedent ........  105
Section 12.05.  Statements Required in Certificate and Opinion ............  105
Section 12.06.  When Treasury Notes Disregarded ...........................  106
Section 12.07.  Rules by Trustee and Agents ...............................  106
Section 12.08.  Business Days; Legal Holidays .............................  106
Section 12.09.  Governing Law .............................................  107
Section 12.10.  No Adverse Interpretation of Other Agreements..............  107
Section 12.11.  No Recourse Against Others ................................  107
Section 12.12.  Successors ................................................  107
Section 12.13.  Multiple Counterparts .....................................  107
Section 12.14.  Table of Contents, Headings, etc. .........................  108
Section 12.15.  Separability ..............................................  108

EXHIBITS
Exhibit A.      Form of Note ..............................................  A-1
Exhibit B.      Form of Legend for 144A Note ..............................  B-1
Exhibit C.      Form of Legend for Regulation S Note ......................  C-1
Exhibit D.      Form of Legend for Global Note ............................  D-1
Exhibit E.      Form of Certificate for Non-QIB Transfers .................  E-1
Exhibit F.      Form of Certificate for Regulation S Transfers.............  F-1



                                      -V-

Exhibit G.      Form of Guarantee .......................................   G-1

            INDENTURE, dated as of July 15, 1997, among HAYES WHEELS INTERNATIONAL, INC., a Delaware corporation, as Issuer (the "Company"), the GUARANTORS (as hereinafter defined), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 1/8% Senior Subordinated Notes due 2007 (the "Notes"):

                                   ARTICLE 1


                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

            "9 1/8% Notes" means the 9 1/8% Senior Subordinated Notes due 2007 of the Company, originally issued on June 30, 1997.

            "9 1/8% Notes Indenture" means the Indenture, dated as of June 30, 1997, among the Company, the Guarantors and The Bank of New York, as Trustee, as such indenture may be amended, modified or supplemented from time to time.

            "11% Notes" means the 11% Senior Subordinated Notes due 2006 of the Company.

            "11% Notes Indenture" means the Indenture, dated as of July 2, 1996, among the Company, the Guarantors and Comerica Bank, as Trustee, as such indenture may be amended, modified or supplemented from time to time.

            "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

            "Adjusted EBITDA" means, for any Person, for any period, the EBITDA of such Person, plus any amounts excluded from the calculation of the Consolidated Net Income of such Person pursuant to clause (b) of the definition thereof.

            "Additional Interest" means additional interest on the Notes which the Company and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4a of the Registration Rights Agreement.

            "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

            "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

            "Amended Credit Agreement" means the Amended Credit Agreement, to be dated on or about the Issue Date, among the Company, CIBC, as administrative agent, Merrill Lynch, as documentation agent, and the lenders from time to time parties thereto, as such agreement may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the Amended Credit Agreement or other credit agreements or otherwise).

            "Argosy" means CIBC WG Argosy Merchant Fund 2, L.L.C.

            "Asset Sale" means the sale, transfer or other disposition in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any business, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) leases, conveyances or other transfers by the Company or a Restricted Subsidiary of Property to any Person as an Investment in such Person provided that the Company or such Restricted Subsidiary receives consideration at the time of such lease, conveyance or other transfer at least equal to the fair market value of such Property and such Investment is included in clause (v) of the second paragraph of Section 4.13.

            "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

            "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value of the notes (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

            "Autokola" means Hayes-Wheels Autokola N.H. a.s.

            "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(A), (iii)(B), (iii)(C) or (iii)(D) of
Section 4.15(a) and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(E) of such Section 4.15(a).

            "Board of Directors" means the board of directors of the Company or a Guarantor, as appropriate, or any committee authorized to act therefor.

            "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

            "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

            "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed or insured by the United States of America, provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least $500,000,000 and rated at least A-1 by S&P and P-1 by Moody's, (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by S&P or AA by Moody's.

            A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting power of the Company's Common Stock,
(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and either (A) the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or [(B) JLL is the beneficial owner of less than 20% of the total voting power of the Company's Common Stock], (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolida-tion or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

            "Chase" means Chase Equity Associates, L.P.

            "CIBC" means Canadian Imperial Bank of Commerce.

            "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

            "Company Request" means any written request signed in the name of the Company by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

            "Consolidated Fixed Charges" means, with respect to any Person, the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of
(x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly-Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for such four-quarter period.

            "Consolidated Interest Expense" means, with respect to any Person, for any period and without duplication, the ag-gregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) net payments made in connection with Interest Rate Agreements, (iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and minus (i) net payments received in connection with Interest Rate Agreements and (ii) amortization of deferred financing costs and expenses.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the net income of any Person which under GAAP is not consolidated with the Person in question other than the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the net income of any Subsidiary of the Person in question, other than a Domestic Subsidiary, that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or an event of default, such exclusion shall become effective only upon the occurrence and during the continuance of such default or event of default), (c) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) any net gain or loss resulting from a sale of Property by the Person in question or any of its Subsidiaries other than in the ordinary course of business, (e) extraordinary gains and losses, (f) non-recurring gains, non-cash non-recurring losses and charges (including restructuring charges and costs) and, in the case of the Company, cash restructuring charges for any period prior to July 31, 1998, (g) any amounts received by the Company or a Restricted Subsidiary which are used to offset Investments pursuant to the terms of clause (ii) of the definition of "Net In-vestments," and (h) in the case of clauses (d), (e) and (f), the associated tax effects during such period.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

            "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

            "Depository" means, with respect to the notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

            "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Amended Credit Agreement, or (b) which at the time of determination exceeds $25,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (ii) as to which the Trustee has been given written notice of such designation.

            "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Company or the Company, under which, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described in Section 4.20, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, provided, further, that Capital Stock owned by the Company or any Restricted Subsidiary shall not constitute Disqualified Capital Stock.

            "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

            "EBITDA" means, for any Person, for any period, an amount equal to
(a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period, plus (v) amortization for such period (including the amortization of deferred financing costs and expenses), plus (vi) any other non-cash items (including minority interests) reducing Consolidated Net Income for such period, plus (vii) non-recurring losses and charges (including restructuring charges and costs) whether cash or non-cash for such period to the extent not included in the calculation of Consolidated Net Income, minus (viii) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

            "Equity Offering" means an offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

            "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) Consolidated Fixed Charges of such Person.

            "Foreign EBITDA" means, for any period, the aggregate of the EBITDA of each of the Company's Restricted Subsidiaries which are not Guarantors.

            "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Restricted Subsidiaries which are not Guarantors.

            "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

            "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 10 hereof.

            "Guarantor" means (i) each of Hayes Wheels International-California, Inc., a Delaware corporation, Hayes Wheels International-Georgia, Inc., a Delaware corporation, Hayes Wheels International-Indiana, Inc., a Delaware corporation, Hayes Wheels International-Mexico, Inc., a Delaware corporation, Hayes Wheels International-Michigan, Inc., a Michigan corporation, Motor Wheel Corporation, an Ohio corporation and MWC Acquisition Sub, Inc., a Delaware corporation and (ii) each Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 10.04, and "Guarantors" means such entities, collectively.

            "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with, (a) Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company, in each case, owed to lenders under or in respect of the Amended Credit Agreement, (b) all obligations of such Guarantor with respect to any Interest Rate Agreement, (c) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantees and (e) all deferrals, renewals, extensions, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any of its Subsidiaries, (ii) Indebtedness represented by the Notes, the Existing Notes, the Guarantees and the Guarantees of the Existing Notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of this Indenture.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

            "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations of others secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock and, in the case of any Restricted Subsidiary, Preferred Stock, (vi) obligations of any such Person under any Interest Rate Agreement (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for Federal, state, local or other taxes.
Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Initial Global Securities" means the Regulation S Global Security and the 144A Global Security, each of which contains a Securities Act Legend.

            "Initial Purchasers" means CIBC Wood Gundy Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

            "Investments" means, directly or indirectly, any advance, account receivable, loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

            "JLL" means Joseph Littlejohn & Levy Fund II, L.P.

            "Lemmerz" means Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany.

            "Lemmerz Acquisition" means the acquisition by the Company of Lemmerz pursuant to the purchase agreement dated June 6, 1997 among the Company, Cromodora Wheels S.p.A., Lemmerz and the shareholders of Lemmerz.

            "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Maturity Date" means July 15, 2007.

            "Merrill Lynch" means Merrill Lynch Capital Corporation.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Motor Wheel" means Motor Wheel Corporation, a wholly owned subsidiary of the Company.

            "Net Cash Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith, (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net cash proceeds received from the sale of such outstanding securities so exchanged, exercised, converted or surrendered (plus any additional amount required to be paid in cash by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

            "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Original Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the sum of (A) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments and (B) the Net Cash Proceeds received by the Company or any Restricted Subsidiary or joint ventures from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint ventures the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

            "Nomura" means Nomura Holding America, Inc.

            "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" means the 9 1/8% Senior Subordinated Notes due 2007 issued by the Company, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

            "Offering" means the offering of the Notes as described in the Offering Memorandum.

            "Offering Memorandum" means the Offering Memorandum dated July 16, 1997 pursuant to which the Notes issued on the Issue Date were offered.

            "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or a Guarantor, or any other officer designated by the Board of Directors, as the case may be.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial

Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

            "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

            "Original Issue Date" means July 2, 1996.

            "Original Credit Agreement" means the Credit Agreement, dated as of July 2, 1996, among the Company, CIBC, as administrative agent, Merrill Lynch, as documentation agent, and the lenders from time to time parties thereto.

            "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

            "Permitted Holders" means (i) JLL or any other fund controlled by Joseph Littlejohn & Levy, (ii) TSG, (iii) Argosy, (iv) Nomura and (v) Chase.

            "Permitted Indebtedness" means:

            (i) Indebtedness of the Company or any Domestic Restricted Subsidiary arising under or in respect of the Amended Credit Agreement in an aggregate amount (the "Permitted Credit Agreement Amount") not to exceed (A) $590,500,000 (which gives effect to the concurrent repayment of amounts outstanding under the Credit Agreement on the Issue Date), less (B) any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder, in each case, after consummation of the Lemmerz Acquisition;

            (ii) Indebtedness under the Notes and the Guarantees;

            (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

            (iv) Indebtedness incurred to finance the working capital requirements of the Western European operations of the Company's Restricted Subsidiaries pursuant to commit-ments outstanding on the Issue Date in an aggregate amount not to exceed $10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent thereof);

            (v) Indebtedness of Autokola not to exceed $35,000,000 in principal amount in the aggregate which is incurred after the Issue Date as a result of it becoming a Subsidiary of the Company;

            (vi) Indebtedness of the Company to any Domestic Restricted Subsidiary which is a Wholly-Owned Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary provided that in the case of Indebtedness of a Domestic Restricted Subsidiary such Indebtedness is owed to another Domestic Restricted Subsidiary;

            (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets as of the Company's most recent quarterly balance sheet;

            (viii) Interest Rate Agreements;

            (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $50,000,000 in aggregate principal amount outstanding at any time;

            (x) Refinancing Indebtedness;

            (xi) Indebtedness incurred in accordance with Section 4.11; and

            (xii) Indebtedness of the Company or its Subsidiaries which is denominated in a currency other than U.S. dollars, provided that (a) the U.S. dollar equivalent thereof on the date of incurrence (together with the U.S. dollar equivalent on such date of all other Indebtedness incurred under this clause (xii)) shall not exceed $80,000,000, and (b) on the last Business Day of each month, the sum of (1) the U.S. dollar equivalent of all Indebtedness outstanding under this clause (xii), and
       (2) the outstanding principal amount of Indebtedness under the Amended Credit Agreement, including reimbursement obligations in respect of letters of credit (in each case after giving effect to any currency hedging arrangements applicable thereto to which the

       Company or a Subsidiary of the Company is a party), shall not exceed the Permitted Credit Agreement Amount.

            "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

            (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

            (ii) Temporary Cash Investments;

            (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

            (iv) reasonable and customary loans made to employees not to exceed $1,000,000 in the aggregate at any one time outstanding;

            (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;

            (vi) Investments in Unrestricted Subsidiaries and joint ventures permitted under subclause (v) of the second paragraph of Section 4.13;

            (vii) Investments received in connection with the bankruptcy or reorganization of Persons having obligations in favor of the Company or its Subsidiaries (which obligations were incurred in the ordinary course), in settlement of such obligations; and

            (viii) Investments paid for in Common Stock of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

            "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

            "Purchase Agreement" means the Purchase Agreement dated as of July 16, 1997 by and among the Company, the Guarantors and the Initial Purchasers.

            "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

            "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and any necessary premiums (including the amount of any premium reasonably determined by the Company or the applicable Restricted Subsidiary as necessary to accomplish such refunding, refinancing or extension) on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company; provided, however, that any non-Domestic Restricted Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company arising under or in respect of the Amended Credit Agreement in an aggregate amount not to exceed $20,000,000 outstanding at any time; and provided, further, that with respect to such Refinancing Indebtedness referred to in the previous provision, clauses (ii) and (iii) shall not apply, and (vi) if such Indebtedness was incurred pursuant to Section 4.11(a) and does not contain any restriction or limitation on the payment of dividends or the making of other distributions then the Refinancing Indebtedness shall not contain any such limitation or restriction.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers, as amended from time to time.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Net Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined in good faith by the Board of Directors of the Company.

            "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

            "S&P" means Standard & Poor's Corporation and its successors.

            "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, in-terest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with (a) all obligations, whether outstanding on the Issue Date or thereafter incurred, of the Company owed to lenders under or in respect of the Amended Credit Agreement, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries,
(ii) Indebtedness represented by the Notes, the 11% Notes, the 9 1/8% Notes, and, in each case, the guarantees thereof, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of this Indenture.

            "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

            "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's, maturing within 365 days of purchase; (iii) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) in the case of any non-Domestic Restricted Subsidiary, Investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such non-Domestic Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (b) of the type and maturity described in clauses (i) through (iii) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or (v) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses
(i) and (iv).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "TSG" means TSG Capital Fund II, L.P.

            "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Com-pany which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with
Section 4.13 hereof. The Trustee shall be given prompt written notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

            "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

            "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law in respect of non-Domestic Subsidiaries and other than shares of Lemmerz representing not more than .01% of the voting securities thereof) of which are owned, directly or indirectly, by the Company.

            Section 1.02. Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

Term                                                Defined in Section
----                                                ------------------
"Acquisition" .........................................    4.10
"Affiliate Transaction" ...............................    4.16
"Bankruptcy Law" ......................................    6.01
"Business Day" ........................................    12.08
"Change of Control Offer"..............................    4.20
"Change of Control Payment Date" ......................    4.20
"Change of Control Purchase Price" ....................    4.20
"Covenant Defeasance" .................................    9.03
"Custodian" ...........................................    6.01
"Event of Default" ....................................    6.01
"Excess Proceeds Offer"................................    4.15

"Guarantee Payment Blockage Period"..........                  10.08
"Guarantor Representative ...................                  10.08
"Initial Blockage Period" ...................                  11.03
"Initial Guarantee Blockage Period" .........                  10.08
"Legal Defeasance" ..........................                   9.02
"Legal Holiday" .............................                  12.08
"Offer Period" ..............................                   4.15
"Other Notes" ...............................                   2.01
"Paying Agent" ..............................                   2.03
"Payment Blockage Period" ...................                  11.03
"Purchase Date" .............................                   4.15
"Registrar" .................................                   2.03
"Regulation S Notes .........................                   2.01
"Reinvestment Date" .........................                   4.15
"Representative" ............................                  11.03
"Restricted Global Notes" ...................                   2.42
"Rule 144A Notes" ...........................                   2.01

Section 1.03.          Incorporation by Reference of Trust
                       Indenture Act.
                       -----------------------------------


            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Notes.

            "indenture securityholder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes or the Guarantees.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2


                                   THE NOTES

Section 2.01. Amount of Notes and Form and Dating.

            The Trustee shall, upon receipt of a Company Request, authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $150,000,000. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and the title of the Notes of the series (which shall distinguish the Notes of the series from Notes of any other series). All Notes issued on the Issue Date shall be identical in all respects. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000 except as provided in
Section 2.08.

            Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that, if necessary, the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $150,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act and, if necessary, pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes.

            Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit C-1, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit C-2, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by the Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note in each case bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

            The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signature may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $150,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles 10 and 11, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Record Date and at least seven Business Days before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

            Subject to Sections 2.14 and 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly exe-cuted by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes (and the Subsidiary Guarantors shall execute the guarantee thereon) at the Registrar's written request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute a guarantee thereon) if the Trustee's requirements are met. An indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

Section 2.08. Outstanding Notes.

            Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

            If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.


            Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a

Company Request, authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and at the written request of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation, provided, however, that in no event shall the Trustee be required to destroy any such Notes. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation or pursuant to this Section 2.10.

Section 2.11. Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.12. Deposit of Moneys.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or on the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or on the Maturity Date, as the case may be.

Section 2.13. CUSIP Number.

            The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global
              Notes.

            (a) Rule 144A Notes and Other Notes which may be held in global form, other than Regulation S Notes, initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note, the "Global Notes"). The Global Notes initially shall
(i) be registered in the name of The Depository Trust Company ("DTC") or the nominee of DTC, in each case for credit to an account of an Agent Member (as defined below) (or, in the case of the Regulation S Global Notes, of Morgan Guaranty Trust Company, as operator of the Euroclear System ("Euroclear") and Cedel Bank, Societe Anonyme ("CEDEL")), (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit D.

            Members of, or direct or indirect participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held by DTC, or the Trustee as its custodian, or under the Global Notes, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes upon receipt by the Trustee of written instructions from DTC or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of DTC and the provisions of Section 2.15. In addition, a Global Note shall be exchangeable for Physical Notes if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver or make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the Private

Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

            (f) On or prior to the 40th-day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the Issue Date plus two years or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or
       (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
       (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease or increase, as the case may be, in the principal amount of a Global
Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
       Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

               (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.15, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Regis-trar has received an Officers' Certificate from the Company to such effect.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.16. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE 3


                                   REDEMPTION

Section 3.01. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02. Selection by Trustee of Notes To Be Redeemed.

            If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if such Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange.

            The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

            The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

            (1) the Redemption Date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article 10 or 11 hereof or otherwise, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

            (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            At the Company's written request delivered at least 45 days prior to the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the Redemption Date, a Company Request requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest, if any, to the Redemption Date unless prohibited by Article 10 or 11, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.05. Deposit of Redemption Price.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, upon the Company's written request, the Trustee shall authenticate for a Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01. Payment of Notes.

            The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, as of 10:00 A.M., New York City time on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.

            The Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act. The Company will also comply with the other provisions of TIA
Section 314(a).

            Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Ex-change Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee and Holders of Notes with such quarterly and annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. In such event, the Company shall also, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of
(i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate which complies with TIA Section 314(a)(4) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 hereof of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee an Officers' Certificate specifying such event, no-tice or other action within five Business Days of its becoming aware of such occurrence.

Section 4.05. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP.

Section 4.06. Maintenance of Properties and Insurance.

            (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.07. Compliance with Laws.

            The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 4.08. Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09. Maintenance of Office or Agency.

            The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

Section 4.10. Limitation on Additional Indebtedness.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

            (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination in accordance with the further provisions of this clause (b)) is greater than 2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and
2.25 to 1 if the Indebtedness is incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such In-debtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition"), then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months),
(y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any quarter prior to July 2, 1996 included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the acquisition by the Company of Motor Wheel, the issuance of the Notes, the incurrence of Indebtedness under the Original Credit Agreement and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation, (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four quarter period used to make such calculation and (E) the Fixed Charge Coverage Ratio shall not take into account Permitted Indebtedness that is incurred at the same time as Indebtedness under this paragraph.

Section 4.11. Limitation on Foreign Indebtedness.

            (a) The Company shall not permit any Restricted Subsidiary of the Company which is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (i) through (x) and (xii) of the definition thereof unless
(i) the Indebtedness is incurred, denominated and payable in the local currencies of the jurisdictions of the operations of the Restricted Subsidiary incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be incurred in a Western European currency pursuant to this clause (i) may be incurred in any Western European currency; provided, further, that any Restricted Subsidiary whose operations are located in Mexico can also incur Indebtedness denominated and payable in U.S. dollars, (ii) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof, (A) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than
3.0 to 1 and (II) the ratio of the Company's Adjusted EBITDA to Consolidated Fixed Charges (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter and (B) in any other case, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than
2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

            (b) In the event that any Indebtedness incurred pursuant to clause
(ii)(B) of the foregoing paragraph (a) is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Company will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (ii)(A) of the foregoing paragraph (a).

            (c) All calculations required under paragraphs (a) and (b) hereof shall be made in a manner consistent with the calculations required under paragraph (b) of Section 4.10.

Section 4.12. Limitation on Common Stock of
              Subsidiaries.

            The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Common Stock of a Restricted Subsidiary (other than under or in respect of the Amended Credit Agreement or under the terms of any Designated Senior Indebtedness and other than pledges of the Capital Stock of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries that are not Guarantors) or (ii) permit any of its Subsidiaries to issue any Common Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.15.

Section 4.13. Limitation on Restricted Payments.

            The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

            (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

            (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after July 2, 1996 does not exceed the sum of (1) $5,000,000, plus (2) 50% of the Company's Consolidated Net Income (or in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after July 2, 1996, plus (3) 100% of the aggregate Net Cash Proceeds from the issue or sale, after July 2, 1996, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Sub-sidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            The provisions of this Section 4.13 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness which is subordinated in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed, repaid or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Cash Proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, or (v) the making of Investments in Unrestricted Subsidiaries and joint ventures, provided that the Net Investment therein made since July 2, 1996 shall not exceed an aggregate of $25,000,000 and (vi) the making of Investments funded with the transfer of excess fixed assets no longer necessary in the conduct of the business of the Company and its Subsidiaries in an aggregate amount not to exceed $15,000,000; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to July 2, 1996, the amount of Net Investments made pursuant to clauses (v) and (vi) shall be included in the calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers'

Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.13 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.14. Limitation on Other Senior
              Subordinated Debt.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this Section 4.14, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

Section 4.15. Limitation on Certain Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Company or a Restricted Subsidiary is exchanging assets held by the Company or such Restricted Subsidiary for assets held by another Person; provided that any Investment received in such exchange would be permitted under clause (B) below; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (A) first, to the extent the Company elects, or is required, to prepay, repay or purchase any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments, if any, thereunder in an amount equal to the principal amount so repaid; (B) second, to repurchase the 11% Notes within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, tendered pursuant to the offer to repurchase required under the terms of the 11% Notes Indenture;
(C) third, to repurchase 9 1/8% Notes within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, tendered pursuant to the offer to repurchase required under the terms of the 9 1/8% Indenture; (D) fourth, to the extent of the balance of Asset Sale Proceeds after application as described in clauses (A) and (B) above, to the extent the Company elects, to an investment in assets used or useful in businesses similar or reasonably related to the business of the Company or Restricted Subsidiary as conducted on the Issue Date (either directly or indirectly through the purchase of Capital Stock or other securities of a Person holding such assets), provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions
(other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (E) fifth, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

            (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders with a copy to the Trustee which shall include, among other things, the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased and the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

            (1) that the Excess Proceeds Offer is being made pursuant to this
       Section 4.15 and that the Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "Offer Period");

            (2) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

            (3) the purchase price and the purchase date (the "Purchase Date") which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

            (4) that any Note not tendered or accepted for payment will continue to accrue interest;

            (5) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

            (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

            (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.15. The Paying Agent shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon the receipt of a written request from the Company, shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes.

Section 4.16. Limitation on Transactions with
              Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and/or its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $2,000,000 which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10,000,000 which are not permitted under clause (i) above, the Company or such Restricted Subsidiary must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

            (b) The foregoing provisions of this Section 4.16 will not apply to
(i) any Restricted Payment that is not prohibited by Section 4.13, (ii) reasonable and customary fees paid by the Company or its Restricted Subsidiaries to their respective directors or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or its Subsidiaries.

Section 4.17. Limitations on Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Property of the Company or any Restricted Subsidiary, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the Notes unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.18. Limitation on Creation of
              Subsidiaries.

            The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of this Indenture, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the business of the Company and its Subsidiaries as conducted on the Issue Date, or
(iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary which is a Domestic Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. Neither the Company nor any of the Guarantors will transfer any assets to a Domestic Restricted Subsidiary which is not a Guarantor unless such Restricted
Subsidiary simultaneously with such transfer executes a guarantee satisfactory in form and substance to the Trustee (together with the documentation referred to in the preceding sentence) pursuant to which such Restricted Subsidiary shall become a Guarantor.

Section 4.19. Payments for Consent.

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Change of Control.

            (a) Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.20.

            (b) Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage pre-paid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

            (i) that the Change of Control Offer is being made pursuant to this
       Section 4.20 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

            (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

            (iii) that any Note not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (ix) the name and address of the Paying Agent.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall, upon the receipt of a written request from the Company, promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

            (c) If the Amended Credit Agreement is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the preceding paragraph (b), but in any event within 30 days following any Change of Control, the Company covenants to (A) repay in full all obligations under or in respect of the Amended Credit Agreement or offer to repay in full all obligations under or in respect of the Amended Credit Agreement and repay the obligations under or in respect of the Amended Credit Agreement of each lender who has accepted such offer or (B) obtain the requisite consent under the Amended Credit Agreement to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in Section 6.01(3) if not cured within 60 days after the notice required by that section.

            (d) (i) If the Company or any Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the

Company or such Subsidiary is required to repurchase, or make an offer to repurchase, such Indebtedness, or redeem, or make an offer to redeem, such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

            In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

                                   ARTICLE 5


                             SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger
              and Sale of Assets.

            (a) The Company shall not and shall not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof, provided that a Person that is a Guarantor may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause (iii).

            (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. Successor Person Substituted.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6


                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

            An "Event of Default" occurs if

            (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, re-demption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

            (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

            (3) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

            (4) there is a default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such Default by the Trustee or any Holder;

            (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

            (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (D) makes a general assignment for the benefit of its creditors, or

            (E) generally is not paying its debts as they become due; or

       (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

            (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

            (C) orders the liquidation of the Company or any Restricted Subsidiary,

       and the order or decree remains unstayed and in effect for 60 days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

Section 6.02. Acceleration.

            If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of accelera-tion and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Agreement, such amounts shall become due and payable upon the first to occur of an acceleration under or in respect of the Credit Agreement or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

            The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

            Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred and all advances made, by the Trustee and the costs and expense of collection;

            SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture unless adequate indemnity satisfactory to it against such risk or liability has been assured to it.

            (e) Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (d) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

            Subject to Section 7.01 hereof:

            (1) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (7) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company or upon the Company's direction pursuant to the terms of this Indenture, it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or the Event of Default, as the case may be, within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

            Within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the report date, no report need be transmitted). The Trustee also shall comply with TIA Section Section 313(b) and 313(c).

            A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

Section 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation for its services as the Trustee and the Company shall from time to time agree in writing. The Trus-tee's compensation shall not be limited by any provision of law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all damages, claims, loss or liability incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations. Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

            The obligation of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

Section 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Holder of such event and shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee (provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the obligations of the Company and the Guarantors under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation,
              Merger or Conversion.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection of Claims
              Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

            (B) that it will at any time during the continuance of any Event of Default, upon written request from the

       Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

            The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

            (1) to comply with Section 5.01 hereof;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to comply with any requirements of the SEC under the TIA;

            (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder; or

            (5) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders hereunder.

            The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

            The Company, the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

            (2) reduce the rate of or change the time for payment of interest on any Note;

            (3) reduce the principal of or premium on or change the stated maturity of any Note;

            (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

            (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Paragraph 6 of the Notes, or change the time before which no such redemption may be made;

            (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note;

            (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02; or

            (8) affect the ranking of the Notes or the Guarantees in a manner adverse to the Holders.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the

Holders a notice briefly describing the amendment, supplement or waiver.

            Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amend-ment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms. The Company or any Guarantor may not sign an amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                   ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

            The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

            After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02. Legal Defeasance.

            The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.09 hereof,
(C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof) and (D) this Article 9.  Subject to compliance with this Article
9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

            At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.08 and Sections 4.10 through 4.20 hereof, inclusive, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Defeasance or Covenant
              Defeasance.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

            (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

            (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

            (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

            (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

            (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
       (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
       Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

            (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

            (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government
              Obligations To Be Held in Trust;
              Other Miscellaneous Provisions.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trus-tee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, is or are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section
9.01 hereof, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE 10


                               GUARANTEE OF NOTES

Section 10.01. Guarantee.

            Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of accelera

-tion of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

            The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02. Execution and Delivery of Guarantees.

            To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

            Each Guarantor hereby agrees that the Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03. Limitation of Guarantee.

            The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

Section 10.04. Additional Guarantors.

            The Company covenants and agrees that it will cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.18 hereof, to execute a guarantee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.05. Release of Guarantor.

            A Guarantor shall be released from all of its obligations under its Guarantee if:

            (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.15 and 5.01 hereof; or

            (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.06. Guarantee Obligations Subordinated to
               Guarantor Senior Indebtedness.

            Each Guarantor covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, and interest on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all Guarantor Senior Indebtedness of such Guarantor.

            This Section 10.06 and the following Sections 10.07 through 10.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 10.07. Payment Over of Proceeds upon
               Dissolution, etc., of a Guarantor.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

            (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Notes are entitled to receive, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character by such Guarantor on account of any of its Obligations on its Guarantee; and

            (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the Holders of such Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 10.07, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

            The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 10.08. Suspension of Guarantee Obligations
               When Guarantor Senior Indebtedness in
               Default.

            (a) Unless Section 10.07 hereof shall be applicable, after the occurrence of a Payment Default with respect to any Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, no payment or distribution of any assets or securities of a Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee following the delivery by the representative of the holders of , for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Credit Agreement, the holders of Designated Senior Indebtedness under or in respect of the Credit Agreement or, thereafter, the holders of Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (in either such case, the "Guarantor Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on such Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee.

            (b) Unless Section 10.07 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Guarantor), no payment or distribution of any assets of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee for a period (the "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative initiating such Guarantee Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.08(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 11.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in
Section 11.03(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage
Period, no Guarantee Payment Blockage Period may be commenced under this
Section 10.08(b) and no Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 10.08, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.

Section 10.09. Subrogation to Rights of Holders of
               Guarantor Senior Indebtedness.

            Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents.

Section 10.10. Guarantee Subordination Provisions
               Solely To Define Relative Rights.

            The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.07 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.08 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.08(c) hereof.

            The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any pro-vision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.11. Application of Certain Article 11 Provisions.

            The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10, 11.12
and 11.13 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 11 hereof shall mean this Article 10.

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior
               Indebtedness.

            The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness.

            This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02. Payment Over of Proceeds upon Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the Notes; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or deliv-ered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 11.03. Suspension of Payment When Senior
               Indebtedness in Default.

            (a) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of , for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Credit Agreement, the holders of Designated Senior Indebtedness under or in respect of the Credit Agreement or, thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default or Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

            (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, on account of any principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 11.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 10.08(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

Section 11.04. Trustee's Relation to Senior
               Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or de-liver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.05. Subrogation to Rights of Holders of
               Senior Indebtedness.

            Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

Section 11.06. Provisions Solely To Define Relative
               Rights.

            The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in
Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

            The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07. Trustee To Effectuate Subordination.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take, in the Trustee's sole discretion, such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Notes.

Section 11.08. No Waiver of Subordination
               Provisions.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without limiting the generality of subsection (a) of this
Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to
Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09. Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist.

            (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the right of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10. Reliance on Judicial Order or
               Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11. Rights of Trustee as a Holder of
               Senior Indebtedness; Preservation of
               Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 11.12. Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

Section 11.13. No Suspension of Remedies.

            Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

                                   ARTICLE 12

                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

            Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by com-mercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

            If to the Company or any Guarantor:

                 Hayes Wheels International, Inc.
                 38481 Huron River Drive
                 Romulus, Michigan  48174

                 Attention:  Chief Financial Officer

            Copy to:  Skadden, Arps, Slate, Meagher & Flom
                      One Rodney Square
                      Wilmington, Delaware  19801
                 Attention:  Robert B. Pincus, Esq.

            If to the Trustee:

                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, New York  10286
                 Attention:  Denise Leonard
                 Fax Number: (212) 815-5915

            The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, the Trustee, or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other
               Holders.

            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to
               Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05. Statements Required in Certificate
               and Opinion.

            Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. When Treasury Notes Disregarded.

            In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.10. No Adverse Interpretation of Other
               Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.12. Successors.

            All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                                     HAYES WHEELS INTERNATIONAL, INC.

                                     By:
                                        --------------------------------
                                        Name:
                                        Title:

ATTEST:


-------------------------
Name:
Title:
                                     Guarantors:

                                     HAYES WHEELS INTERNATIONAL CALIFORNIA, INC.



                                     HAYES WHEELS INTERNATIONAL GEORGIA, INC.


                                     HAYES WHEELS INTERNATIONAL INDIANA, INC.


                                     HAYES WHEELS INTERNATIONAL MEXICO, INC.


                                     HAYES WHEELS INTERNATIONAL MICHIGAN, INC.


                                     MOTOR WHEEL CORPORATION


                                     MWC ACQUISITION SUB, INC.


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:

ATTEST:

---------------------------
Name:
Title:

                                     THE BANK OF NEW YORK
                                        as Trustee

                                     By:
                                        ----------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]


                                                             CUSIP

                        HAYES WHEELS INTERNATIONAL, INC.

No. [       ]                                                  $



                    9 1/8% SENIOR SUBORDINATED NOTE DUE 2007

            HAYES WHEELS INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received,
promises to pay to            or registered assigns the principal sum of $
dollars on July 15, 2007.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 1998

Record Dates:  January 1 and July 1.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                     HAYES WHEELS INTERNATIONAL, INC.


                                   By:
                                      ------------------------------
                                      Title:


                                   By:
                                      ------------------------------
                                      Title:

Certificate of Authentication

            This is one of the 9 1/8% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

Dated:

                                   THE BANK OF NEW YORK,
                                     as Trustee


                                   By:
                                      --------------------------
                                          Authorized Signatory

                           [FORM OF REVERSE OF NOTE]

                        HAYES WHEELS INTERNATIONAL, INC.

                    9 1/8% SENIOR SUBORDINATED NOTE DUE 2007

            1. Interest. Hayes Wheels International, Inc., a Delaware corporation (the "Company"), promises to pay, interest on the principal amount set forth on the face hereof at a rate of 9 1/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 15, 1997 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15 commencing January 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to the rate of interest otherwise payable on the Notes.

            2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered holders (the "Holders") at the close of business on January 1 or July 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

            4. Indenture. The Company issued the Notes under an Indenture dated as of July 15, 1997 (the "Indenture") among the Company, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $150.0 million.

            5. Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on July 15 of each year listed below:

        Year                                            Redemption Price
        ----                                            ----------------
        2002 .............................................  104.563%
        2003 .............................................  103.042%
        2004 .............................................  101.521%
        2005 and thereafter ..............................  100.000%


            Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to July 15, 2000 at a redemption price equal to 109.125% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Equity Offerings; provided, that at least $97.5 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Equity Offering.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

            7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            8. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holders shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having identical terms in all material respects as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

            12. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

            13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things: (i) incur additional Indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company or the Guarantors; and (ix) transfer or sell assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

            14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

            15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Amended Credit Agreement, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Amended Credit Agreement or five Business Days after receipt by the Company and the representative of the holders of Indebtedness under or in respect of the Amended Credit Agreement, of notice of the acceleration of the Notes. If an Event of Default specified in
Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and inter-est on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company and each Guarantor must furnish an annual compliance certificate to the Trustee.

            16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            17. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

            19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

            21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

            22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and Registration Rights Agreement. Requests may be made to:

                        HAYES WHEELS INTERNATIONAL, INC.
                        38481 Huron River Drive
                        Romulus, Michigan  48174

                      Attention:  Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

______________________________________________________________________
______________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: ___________

                                     Signature:

                                     _______________________________
                                     (Sign exactly as your name appears on the face of this Note)

                                     Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.20 of the Indenture, check the appropriate box:

                      Section 4.15           Section 4.20

            If you want to have only part of the Note purchased by the Company pursuant to Section 4.15 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$____________________
(multiple of $1,000)

Date: ________________

             Your Signature:  _____________________________

             (Sign exactly as your name appears on the face of this Note)

_________________________
Signature Guaranteed

                                                                       EXHIBIT B

                       [FORM OF PRIVATE PLACEMENT LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                                                                     EXHIBIT C-1

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:
________________________________________________________________________
________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]

[  ]  (a)       this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]  (b)       this Note is being transferred other than in accordance with (a)
                above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:__________________  Your Signature:______________________

                              ________________________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)

             Signature Guarantee: ________________________________

                                     C-1-1

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________              ____________________________
                                       NOTICE:  To be executed by
                                                an executive officer



                                     C-1-2

                                                                     EXHIBIT C-2

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________
________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]

[  ]  (a)       this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ]  (b)       this Note is being transferred other than in accordance with (a)
                above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date: __________________  Your Signature:  ________________
                          _________________________________
                          (Sign exactly as your name
                          appears on the other side of
                          this Note)

           Signature Guarantee:  ____________________________________

                                     C-2-1

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________               ________________________
                                        NOTICE:  To be executed by
                                        an executive officer


                                     C-2-2

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                               ___________, ____

[Trustee]
[Address]

Attention:

     Re:    Hayes Wheels International, Inc. (the "Company")
            9 1/8% Senior Notes due 2007 (the "Notes")

Dear Sirs:

            In connection with our proposed purchase of Notes, we confirm that:

               1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 15, 1997 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

            5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [Name of Transferee]


                                      By:  ____________________
                                           Authorized Signature

                                                                       EXHIBIT F


                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                __________, ____

[Trustee]

[Address]


Attention:
          Re:    Hayes Wheels International, Inc.
                 (the "Company") 9 1/8% Senior Notes
                 due 2007 (the "Notes")


Dear Sirs:

            In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]


                                            By:  __________________________
                                                    Authorized Signature

                                                                       EXHIBIT G

                              [FORM OF GUARANTEE]

            Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of July 15, 1997 by and among Hayes Wheels International, Inc., as issuer, the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                      HAYES WHEELS INTERNATIONAL-
                                           CALIFORNIA, INC.
                                      HAYES WHEELS INTERNATIONAL-
                                           GEORGIA, INC.
                                      HAYES WHEELS INTERNATIONAL-
                                           INDIANA, INC.
                                      HAYES WHEELS INTERNATIONAL-
                                           MEXICO, INC.
                                      HAYES WHEELS INTERNATIONAL-
                                           MICHIGAN, INC.
                                      MOTOR WHEEL CORPORATION

                                      MWC ACQUISITION SUB, INC.

                                      By:  ___________________________
                                           Name:
                                           Title: